Exhibit 10.3
THREE SEVENS HOLDING CORP.
RESTRICTED STOCK PURCHASE AGREEMENT
This Restricted Stock Purchase Agreement, dated as of September 24, 2026 (“Effective Date”), is between Three Sevens Holding Corp., a Delaware corporation (“Company”), and [_________] (“Purchaser”), and is subject to the attached Terms and Conditions (“Terms and Conditions”), which are incorporated herein by reference (together, the “Agreement”). Capitalized terms not defined herein are defined in the Terms and Conditions.
1.Shares. 2,000,000 shares of the Company’s Common Stock (“Shares”).
2.Price. $0.00001 per share (“Purchase Price”), for a total purchase price of $20.00.
3.Form of payment. $20.00 in cash or by check or other electronic payment method.
4.Vesting. The Shares will be released from the Repurchase Option as follows:
4.11,625,000 Shares (the “Vested Shares”) shall be fully vested and released from the Repurchase Option as of the Closing, and 375,000 Shares (the “Restricted Shares”) shall be subject to the Repurchase Option and shall be released therefrom only in accordance with this Section 4 and Schedule I. The Restricted Shares shall be released from the Repurchase Option upon satisfaction of the milestone set forth on Schedule I (the “Milestone”) if both (1) the Milestone occurs within two years of the Effective Date (the “Milestone Period”) and (2) Purchaser’s continuous status as a Service Provider either continues through the occurrence of the Milestone or ceases prior to the occurrence of the Milestone by reason of a Qualifying Termination (as defined on Schedule I) (satisfaction of both (1) and (2), the “Vesting Conditions”). Upon satisfaction of the Milestone and provided the Vesting Conditions are met, all of the Restricted Shares shall be released from the Repurchase Option. For clarity, if prior to the occurrence of the Milestone, Purchaser’s status as a Service Provider terminates for any reason or no reason other than a Qualifying Termination, the Vesting Conditions shall not be met and the Restricted Shares shall be purchased pursuant to the Repurchase Option as described in Section 2 of the Terms and Conditions.
4.2Forfeiture Upon Failure to Achieve Milestone. If the Milestone is not satisfied during the Milestone Period, then, effective upon the expiration of the Milestone Period, all of the Restricted Shares shall be repurchased pursuant to the Repurchase Option as described in Section 2 of the Terms and Conditions.
(signature page follows)

The parties have read and agree to the Agreement (including the Terms and Conditions) and have caused the Agreement (as subject to the Terms and Conditions incorporated by reference) to be duly executed and delivered as of the Effective Date.

COMPANY	PURCHASER

Signature	Signature

Print signatory name	Print signatory name

Print signatory title	Print signatory title (only if signing for an entity)

Address 1	Address 1

Address 2	Address 2

Email	Email

TERMS AND CONDITIONS
RESTRICTED STOCK PURCHASE AGREEMENT
The Company and Purchaser agree to these Terms and Conditions by signing the Agreement. Capitalized terms not defined in Section 6 or elsewhere in these Terms and Conditions have the meanings set forth in the Agreement.
1.Purchase and Sale of Shares.
1.1Purchase and Sale. The Company agrees to sell to Purchaser, and Purchaser agrees to purchase from the Company, the Shares at the Purchase Price at a closing (“Closing”) to be held as of the Effective Date, or at any other time mutually agreed upon by the Company and Purchaser on or prior to the date that is 30 days following the Effective Date. Purchaser’s right to purchase the Shares will terminate, and Purchaser will have no further right to purchase the Shares, if the Closing does not occur on or prior to the date that is 30 days following the Effective Date.
1.2Closing. The Closing will take place (a) remotely via the exchange of documents and signatures; (b) at the principal office of the Company; or (c) at such other place as designated by the Company. At the Closing, Purchaser shall deliver the total Purchase Price to the Company by check, wire transfer or other electronic payment method, cancelation of indebtedness, assignment of rights or any other method of payment permissible under applicable law (or any combination thereof), and the Company (or its transfer agent) shall enter the Shares in Purchaser’s name in the stock records of the Company as of the date of the Closing and shall, within a reasonable time after the Closing, furnish Purchaser with evidence of ownership of the Shares.
2.Repurchase Option.
2.1Option. If (1) Purchaser’s status as a Service Provider ceases for any reason or no reason other than a Qualifying Termination prior to the satisfaction of the Milestone or (2) the Milestone has not occurred on or prior to the date that is two years following the Effective Date (the earlier of (1) and (2), if applicable, a “Repurchase Event”), the Company will have an irrevocable, exclusive option to repurchase (“Repurchase Option”) any Shares that have not at that time been released from the Repurchase Option (“Unreleased Shares”), at a price per share equal to the Purchase Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization) (the “Repurchase Price”). For purposes of determining the number of Unreleased Shares, the Shares released from the Repurchase Option will be rounded down to the nearest whole Share.
2.2Exercise. The Company may exercise its Repurchase Option as to any or all of the Unreleased Shares by providing notice to Purchaser (or, in the event of Purchaser’s death, Purchaser’s executor) at any time after the Repurchase Event through the date that is 60 days thereafter; however, without requirement of further action on the part of either party to the Agreement, the Repurchase Option will be deemed to have been automatically exercised as to all Unreleased Shares at 5:00 p.m. (Eastern time) on the date that is 60 days following the Repurchase Event, unless and to the extent that the Company notifies Purchaser (or, in the event of Purchaser’s death, Purchaser’s executor) prior to that time that the Company expressly declines to exercise its Repurchase Option. If the Repurchase Option is exercised or deemed exercised, the Company shall, on or prior to the date that is 90 days following the date of the Repurchase Event, deliver payment of the aggregate Repurchase Price to Purchaser or Purchaser’s executor by (in the Company’s sole discretion) check, wire transfer or other electronic payment method, cancelation of indebtedness, assignment of rights or any other method of payment permissible under applicable law (or any combination thereof).
2.3Rights upon Exercise. If the Repurchase Option is exercised or deemed exercised, (a) Purchaser will hereby be deemed to have sold, assigned and transferred the Unreleased Shares being repurchased, without any further action by Purchaser or the Company; (b) the Company will become the legal and beneficial owner of the Unreleased Shares being repurchased and the rights and interests therein or relating thereto, and the Company will have the right to transfer to its own name or cancel the Unreleased Shares being repurchased, without any further action by Purchaser or the Company; and (c) the sole right and remedy of Purchaser thereafter will be to receive the aggregate Repurchase Price, and Purchaser will have no claim of ownership as to any of the repurchased Unreleased Shares.
2.4Assignability. The Company may assign all or part of the Repurchase Option to any Person or Persons.

2.5Leave of Absence. Unless the Company provides otherwise, or unless otherwise required by applicable law, the release of the Shares from the Repurchase Option will be suspended during any period when Purchaser is on an unpaid leave of absence.
3.Transfer Restrictions.
3.1Limitations on Transfer. Purchaser shall not Transfer any Unreleased Shares, nor any beneficial interest therein, other than as expressly required or permitted by Section 2 of these Terms and Conditions. Further, Purchaser shall not Transfer the Vested Shares, any Shares released from the Repurchase Option, nor any beneficial interest therein, without the prior approval of the Company’s board of directors. Notwithstanding the foregoing, Purchaser may transfer the Shares, without the prior approval of the Company’s board of directors (but with notice to the Company’s board of directors), to an affiliate of Purchaser and in connection with Purchaser’s estate and family wealth planning, including (A) to or for the benefit of Purchaser, to Purchaser’s spouse or domestic partner, or any of their respective ancestors, descendants (whether natural or adopted), siblings or other family members; (B) to any trust, or other estate-planning arrangement in respect of which one or more of the persons described in clause (A) are beneficiaries; (C) to any corporation, partnership, limited liability company or other entity that is directly or indirectly owned or controlled by, or established for the benefit of, Purchaser or one or more of the persons or arrangements described in clauses (A) or (B); (D) by will, intestacy, operation of law or otherwise upon the death or incapacity of Purchaser; or (E) to, from or among any of the persons, entities or arrangements described in the foregoing clauses (A) through (D), including in connection with the establishment, funding, administration or distribution of any such entity or arrangement, subject to the conditions that (i) the transferee agrees in writing to receive and hold the Shares so Transferred subject to all of the provisions of the Agreement, any Stockholder Agreements, any restrictions in the Company’s bylaws and applicable securities laws and (ii) Purchaser shall retain sole voting control over the Shares. Neither Purchaser nor any transferee shall Transfer any Shares, nor any beneficial interest therein, other than in compliance with the provisions of the Agreement, any Stockholder Agreements, any restrictions in the Company’s bylaws and applicable securities laws. Any Transfer of Shares (or any beneficial interest in Shares) in violation of any restriction on Transfer contained in the Agreement will be void, unless such restriction is waived in accordance with the provisions of the Agreement.
3.2Legends. The legends set forth below, or substantially equivalent legends, will be placed on a notice of issuance of uncertificated stock (or any certificates evidencing ownership of the Shares, as applicable), together with any other legends that may be required by the Company or by applicable securities laws:
THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.
THE SHARES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A REPURCHASE OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S), EACH AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THE SHARES.
3.3Stop-Transfer. The Company may make notations in its records, and may issue stop-transfer instructions to its transfer agent, in connection with any restrictions on Transfer applicable to Company securities.
3.4Refusal to Transfer. The Company is not required to (a) transfer on its books any Company securities that are not Transferred in accordance with the Agreement, any Stockholder Agreements, the Company’s bylaws and applicable securities laws; (b) treat any purported transferee of such securities as the owner thereof; or (c) accord the right to vote or pay dividends with respect to such securities to any purported transferee.
3.5Surrender of Share Certificates. Upon any disposition of Shares, Purchaser shall surrender any certificates evidencing those Shares for transfer or cancellation.

3.6Restrictions Binding on Transferees. All transferees of Shares (or any interests therein) shall receive and hold such Shares or interests subject to all provisions of the Agreement, any Stockholder Agreements, any restrictions in the Company’s bylaws and applicable securities laws, and there will be no further Transfer of such Shares except in accordance therewith.
3.7RESERVED.
3.8Escrow of Unreleased Shares. For purposes of facilitating the enforcement of Section 2 of these Terms and Conditions, the parties agree to the following escrow arrangements:
(a)(i) Purchaser shall deliver, upon the Closing, a stock power in the form attached as Exhibit B to the Agreement duly endorsed in blank by Purchaser to the Secretary (or another designee) of the Company (the “Escrow Agent”); and (ii) the Unreleased Shares will, upon issuance, be subject to the exclusive control of the Escrow Agent to facilitate compliance by Purchaser with the provisions in the Agreement relating to Unreleased Shares, and any certificates with respect to the Unreleased Shares will be deposited upon issuance with the Escrow Agent, in each case to be held in escrow in accordance with the provisions of the Agreement. Subject to this Section 3.8 and the other provisions of the Agreement, Purchaser will have all rights of a stockholder (including voting rights) with respect to the Shares held in escrow.
(b)Purchaser hereby irrevocably constitutes and appoints the Escrow Agent as Purchaser’s attorney-in-fact and agent, with full power of substitution, for the term of this escrow to take any actions as may be required in connection with the repurchase of Unreleased Shares pursuant to Section 2 of these Terms and Conditions. Purchaser acknowledges that the appointment of the Escrow Agent is a material inducement to enter the Agreement, is coupled with an interest and is irrevocable. If the Secretary of the Company resigns as Secretary, the successor Secretary will be the Escrow Agent. If the Escrow Agent otherwise resigns as the Escrow Agent, the Company will have the power to appoint a successor. The Escrow Agent may delegate any duties to Wilson Sonsini Goodrich & Rosati, P.C. or any other law firm, which delegation will survive resignation of the Escrow Agent.
(c)If, from time to time during the term of the Repurchase Option, there is any dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange, or other change in the corporate structure of the Company, affecting Unreleased Shares, then any cash, securities or other property to which Purchaser is entitled with respect to the Unreleased Shares (“Associated Property”) will immediately be subject to this escrow and deposited with the Escrow Agent, to be handled in the same manner as the related Unreleased Shares.
(d)Unreleased Shares, including any Associated Property, will be transferred to the Company upon exercise (or deemed exercise) of the Repurchase Option. Shares, including any Associated Property, released from the Repurchase Option in accordance with the Agreement will be released from escrow.
(e)The Escrow Agent will not be liable for any acts or omissions of any kind as the Escrow Agent, unless due to willful misconduct or gross negligence. The Escrow Agent may rely upon (i) any instrument reasonably believed by the Escrow Agent to be genuine and signed or presented by the proper party or parties; and (ii) the advice of legal counsel (including any in-house counsel of the Company) in reference to matters related to the Agreement, the reasonable legal fees and expenses (if any) of which will be reimbursed by the Company. The Company and Purchaser jointly and severally agree to indemnify and hold harmless the Escrow Agent (and any other designees) against any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable legal fees and expenses of investigation and defense, incurred directly or indirectly as a result of any acts or omissions by the Escrow Agent (or any other designees) in the good faith exercise of judgment under the Agreement. The Escrow Agent and any other designees are intended third-party beneficiaries of this Section 3.8.
(f)The failure to comply with this Section 3.8 will not affect the rights and obligations of the Company and Purchaser under Section 2 of these Terms and Conditions. If requested by the Company, Purchaser shall promptly take all other action, and execute and deliver all other documents and instruments, necessary or reasonably desirable in the view of the Company to facilitate the enforcement of Section 2 of these Terms and Conditions.
4.Purchaser Representations. Purchaser represents and warrants to the Company as follows as of the Effective Date and as of the Closing date:
4.1Risk. Purchaser (a) can properly evaluate the merits and risks of an investment in the Shares and can protect Purchaser’s own interests in this regard, whether by reason of Purchaser’s own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company with whom Purchaser has consulted, or Purchaser’s preexisting business or personal relationship with the Company or any of its officers, directors or controlling Persons; (b) is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares; (c)  has received all information Purchaser deems appropriate for assessing the risks of an investment in the Shares; (d) realizes that the purchase of the Shares involves a high degree of risk and that the Company’s prospects are uncertain; and (e) can incur a complete loss of the investment without impairing Purchaser’s financial condition and is able to bear the economic risk of the investment for an indefinite period.
4.2Purchase for Own Account. Purchaser is acquiring the Shares for investment for Purchaser’s own account and not with a view to or in connection with any resale or distribution. Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares. If an entity, Purchaser has not been formed for the specific purpose of acquiring the Shares. Neither Purchaser nor anyone related to Purchaser has either directly or indirectly (including, without limitation, through a broker or finder) engaged in any general solicitation or published any advertisement in connection with the offer and sale of any Company securities.
4.3Restricted Securities. Purchaser understands that the Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions that depend on, among other things, the bona fide nature of Purchaser’s investment intent and the accuracy of Purchaser’s representations in the Agreement. Purchaser’s principal residence (or, in the case of an entity, place of business) is located at the address set forth below Purchaser’s signature on the Agreement. Purchaser understands that the Shares are “restricted securities” under the Securities Act and must be held indefinitely unless registered or qualified under applicable U.S. federal and state securities laws or exemptions are available therefrom. Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale. Purchaser further acknowledges that, even if an exemption is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, a holding period and requirements relating to the Company that are outside of Purchaser’s control and that the Company is under no obligation, and may not be able, to satisfy. Purchaser understands that no public market now exists for the Shares and that no such market may ever exist.
4.4Compliance with Non-U.S. Law. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), (a) the offer and purchase of the Shares; (b) the execution and delivery of the Agreement and any related documents; and (c) the performance and consummation of the transactions contemplated thereby, will not violate any securities or other laws of Purchaser’s jurisdiction.
5.Tax Matters.
5.1Section 83(b) Election. Purchaser understands that Section 83 of the Code taxes as ordinary income the difference, if any, between the purchase price for the Shares and the fair market value of the Shares as of each date any restrictions on the Shares lapse. In this context, “restriction” includes the right of the Company to repurchase the Shares pursuant to the Repurchase Option. Purchaser understands that Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code (“83(b) Election”) with the Internal Revenue Service within 30 days from the date of purchase. PURCHASER (AND NOT THE COMPANY NOR ANY OF ITS ATTORNEYS OR OTHER AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY AND TIMELY FILING THIS 83(B) ELECTION WITH THE INTERNAL REVENUE SERVICE, EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS ATTORNEYS OR OTHER AGENTS TO MAKE THIS FILING ON PURCHASER’S BEHALF. THE INSTRUCTIONS FOR FILING THIS 83(B) ELECTION, INCLUDING A FORM FOR MAKING THIS 83(B) ELECTION BY CERTIFIED MAIL, ARE ATTACHED TO THE AGREEMENT AS EXHIBIT A.
5.2Tax Withholding. Pursuant to such procedures as the Company’s board of directors may specify from time to time, the Company shall withhold the minimum amount required to be withheld for the payment of income, employment and other taxes that the Company determines must be withheld (“Withholding Taxes”) with respect to the filing of an 83(b) Election, or, if an 83(b) Election is not filed or not timely filed, with respect to Shares released from the Repurchase Option by, in the discretion of the Company’s board of directors, (a) withholding otherwise deliverable Shares upon release from the Repurchase Option having a fair market value, as determined by the Company’s board of directors in good faith and in its sole discretion, equal to the amount of such Withholding Taxes (or such greater amount as Purchaser may elect if permitted by the Company’s board of directors, if such greater amount would not result in adverse financial accounting consequences); (b) withholding the amount of such Withholding Taxes from one or more of Purchaser’s paychecks; (c) requiring Purchaser to make appropriate arrangements with the Company (or the Parent or Subsidiary of the Company employing or retaining Purchaser) for the satisfaction of all Withholding Taxes; or (d) any combination of the foregoing. The Company shall not retain fractional Shares to satisfy any portion of the Withholding Taxes. Accordingly, if any withholding is done through the withholding of Shares, Purchaser shall pay to the Company an amount in cash sufficient to satisfy the remaining Withholding Taxes due and payable as a result of the Company not retaining fractional Shares. Should the Company be unable to procure such cash amounts from Purchaser, Purchaser authorizes the Company to withhold from one or more of Purchaser’s paychecks an amount equal to the remaining Withholding Taxes due and payable as a result of the Company not retaining fractional Shares. Purchaser acknowledges and agrees that the Company may refuse to deliver the Shares if all withholding amounts are not delivered at the time the Withholding Taxes become due and payable.
5.3Tax Liability. Purchaser understands that (a) the Company’s board of directors believes its valuation of the Shares represents a fair appraisal of their worth, but it remains possible that, with the benefit of hindsight, the Internal Revenue Service may successfully assert that the value of the Shares on the date of Purchaser’s purchase was substantially greater than the board of directors’ appraisal; (b) any additional value ascribed to the Shares by such an Internal Revenue Service determination will constitute ordinary income to Purchaser as of the purchase date, and any additional taxes and interest due as a result will be Purchaser’s sole responsibility payable only by Purchaser, and the Company need not and will not reimburse Purchaser for that tax liability; and (c) Purchaser (and not the Company) is responsible for all of Purchaser’s own tax liability that may arise as a result of the transactions contemplated by the Agreement.
6.Definitions. For purposes of the Agreement:
6.1“Code” means the Internal Revenue Code of 1986, as amended.
6.2“Parent” means a “parent corporation,” as defined in Section 424(e) of the Code.
6.3“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
6.4“Securities Act” means the Securities Act of 1933, as amended.
6.5“Service Provider” means an employee or consultant of the Company or a member of the Company’s board of directors.
6.6“Stockholder Agreements” mean stockholder agreements, investors’ rights agreements, right of first refusal and co-sale agreements, voting agreements and/or similar agreements (in such forms as are commonly entered by significant holders of stock in private, investor-backed companies and approved by the Company’s board of directors), which may, among other things, subject Purchaser to first refusal, co-sale, drag-along and take-along rights; lock-up provisions; other Transfer restrictions; voting provisions and/or irrevocable proxies.
6.7“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
6.8“Transfer” means sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right or warrant to purchase; assign; gift; lend; pledge; encumber; offer; or otherwise transfer or dispose of in any way, directly or indirectly (whether by operation of law or otherwise).
7.General.
7.1Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts of the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal or state courts of the State of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT

TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
7.2At-Will Relationship. PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE AGREEMENT IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AT WILL (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER) AND MEETING THE MILESTONE CONDITIONS SET FORTH IN THIS AGREEMENT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE AGREEMENT, THE TRANSACTIONS CONTEMPLATED UNDER THE AGREEMENT AND THE VESTING SCHEDULE SET FORTH IN THE AGREEMENT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, OR FOR ANY PERIOD AT ALL, AND WILL NOT INTERFERE WITH PURCHASER’S RIGHT OR THE RIGHT OF THE COMPANY OR ANY PARENT OR SUBSIDIARY OF THE COMPANY TO TERMINATE PURCHASER’S RELATIONSHIP WITH THE COMPANY OR ANY PARENT OR SUBSIDIARY OF THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.
7.3Notices. Any notice or other communication required or permitted under the Agreement (“Notice”) must be provided in writing to the other party through one of the following methods: (a) in person; (b) by registered or certified mail, return receipt requested; (c) by nationally recognized overnight courier service, specifying next-business-day delivery, with written verification of receipt; or (d) via email (and, if receipt is not confirmed within two business days, supplemented by one of the methods specified in (a), (b) or (c) of this Section 7.3), in each relevant case properly posted and fully prepaid. Notices to Purchaser should be sent to the address or email address set forth below Purchaser’s signature on the Agreement or any other current address or email address in the Company’s records for Purchaser. Purchaser shall notify the Company of any change in Purchaser’s contact information. Notices to the Company must be sent to the Company’s principal executive office to the attention of the CEO. Either party may change such party’s address or email address for Notice by providing Notice of the change in accordance with this Section 7.3. Notices will be considered to have been given upon the earlier of actual receipt or (i) at the time of actual delivery in person; (ii) three business days after deposit in the mail as set forth above; (iii) one business day after deposit with an overnight courier service; or (iv) for email, the earlier of the date receipt is acknowledged by recipient or the date the supplemental Notice would otherwise be deemed given in accordance with this Section 7.3.
Subject to the limitations set forth in Section 232(g) of the Delaware General Corporation Law (“DGCL”), Purchaser consents to the delivery of any notice to stockholders given by the Company under the DGCL or the Company’s certificate of incorporation or bylaws by (1) facsimile telecommunication directed to any facsimile number for Purchaser in the Company’s records; (2) posting on an electronic network together with separate notice to Purchaser of such specific posting; or (3) any other form of electronic transmission directed to Purchaser. This consent may be revoked by Purchaser by written notice or electronic transmission to the Company and is subject to the limitations specified in DGCL Section 232(e). For purposes of this paragraph, “electronic transmission” has the meaning set forth in DGCL Section 232.
7.4Specific Performance. Purchaser and the Company hereby acknowledge and agree that (a) money damages are inadequate to compensate the Company for its rights to repurchase Shares (including, without limitation, under Section 2 of these Terms and Conditions) and to enforce Transfer restrictions under the Agreement; and (b) the Company is entitled to specific enforcement of those rights.
7.5Additional Documents. Upon request by the Company, Purchaser shall execute any additional documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of the Agreement, including (but not limited to) the applicable exhibits and attachments to the Agreement.
7.6Amendment; Waiver. Except as expressly provided in the Agreement, the Agreement may not be amended, waived, discharged or terminated other than by a written instrument referencing the Agreement and signed by the Company and Purchaser. Either party’s failure to enforce any provision of the Agreement will not in any way be construed as a waiver of that provision nor prevent that party from enforcing any other provision of the Agreement or asserting any other legal remedy available to it.
7.7Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall receive the rights, and shall assume the obligations, of the Company under the Agreement and shall agree expressly to perform the obligations under the Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under the Agreement, the term

“Company” includes any successor to the Company’s business and/or assets that executes and delivers the assumption agreement described in this Section 7.7 or that becomes bound by the provisions of the Agreement by operation of law. Subject to the Transfer restrictions set forth in the Agreement, the Agreement will be binding upon and inure to the benefit of Purchaser and Purchaser’s heirs, executors, administrators, successors and permitted assigns.
7.8Assignment. Except as set forth in the Agreement, the Agreement, and any rights, duties and obligations under the Agreement, may not be assigned, transferred, delegated or sublicensed by Purchaser without the prior written consent of the Company. Any attempt by Purchaser without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations under the Agreement will be void.
7.9Adjustment. In the event that any dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange, or other change in the corporate structure of the Company, affecting the Shares occurs, the kind, class, number and price of shares of stock covered by the Agreement as “Shares” will be appropriately adjusted (and any cash, securities or other property received by Purchaser with respect to any Unreleased Shares also will be subject to the Repurchase Option and the other provisions of the Agreement to the same extent that such Unreleased Shares are, or would have been, so subject).
7.10Construction. The parties and their respective counsel, if any, have reviewed and negotiated the Agreement and waive the application of any law or rule of construction that ambiguities will be construed against the drafting party.
7.11Integration. The Agreement, including all exhibits and attachments to the Agreement, represents the entire agreement between the parties with respect to the subject matter of the Agreement and supersedes and replaces any prior written or oral agreements relating to the subject matter of the Agreement (including, but not limited to, any representations made during any interviews, relocation discussions or negotiations, whether written or oral).
7.12Severability. If any provision of the Agreement is found to be illegal or unenforceable, (a) the other provisions will nevertheless remain effective and will remain enforceable to the greatest extent permitted by law; and (b) the parties shall cooperate in good faith to amend such provision, to the extent reasonably practicable, to make it legal and enforceable and to reflect the original economic intent of the parties.
7.13Titles and Subtitles. The titles and subtitles used in the Agreement are used for convenience only and are not to be considered in construing or interpreting the Agreement.
7.14Counterparts. The Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via email or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes. Facsimile copies of signed signature pages will be binding as if originals.
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